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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 13, 2001


                          DATA SYSTEMS & SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)



          Delaware                       0-19771                 22-2786081
(State or Other Jurisdiction    (Commission file Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


           200 Route 17, Mahwah, New Jersey                   07430
       (Address of Principal Executive Offices)            (Zip Code)



        Registrant's telephone number, including area code (201) 529-2026


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Item 2. Acquisition or Disposition of Assets.

On December 13, 2001, the Registrant's wholly-owned Israeli subsidiary, Decision Systems Israel Ltd. (DSI), completed its acquisition of all the outstanding ordinary shares of Israeli IT solutions provider Endan IT Solutions Ltd. The Endan stock was purchased from Endan's largest shareholder Kardan Communications Ltd., Neuwirth Investments Ltd., an entity controlled by Endan's founder Jacob Neuwrith (Noy), and Adv. Yossi Avraham, as Trustee for Meir Givon.

As previously announced by the Registrant, the consideration for the Endan ordinary shares consisted of $500,000 in cash, 365,210 shares of the Registrant's common stock and 3,668,912 ordinary shares of DSI, representing 32% of the outstanding ordinary shares of DSI. The Registrant owns the remaining 68% of DSI. The number of shares of the Registrant's common stock issued in this transaction was valued at $2.25 million (based on the average closing price of the Registrant's common stock for the 60 trading days preceding the day before the closing). The Registrant also made a loan to DSI of $1.1 million, enabling the repayment by Endan of a $1 million loan previously made to Endan by Kardan Communications Ltd.

The Registrant's common stock issued in connection with the acquisition is subject to a six-month "lock up" period during which the shares may not be sold. In addition, the Endan shareholders may not sell more than 50% of the shares in the 90 days following the end of the lock up period. The Registrant also agreed to register by April 2002 the resale of the Registrant's common stock issued to the Endan shareholders.

The purchase price and other terms of the transaction were determined by arms-length negotiations among the Registrant and the Endan shareholders.


Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Endan IT Solutions Ltd.

     The required financial statements will be filed on or prior to February 12, 2002.

     (b)  Pro Forma Financial Information.

     The required financial statements will be filed on or prior to February 12, 2002.

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     (c)  Exhibits.

     10.1 Share Purchase Agreement, dated as of November 29, 2001, by and among Data Systems & Software Inc., Decision Systems Israel Ltd., Endan IT Solutions Ltd., Kardan Communications Ltd., Neuwirth Investments Ltd., Jacob Neuwirth (Noy) and Adv. Yossi Avraham, as Trustee for Meir Givon.

     10.2 Registration Rights Agreement, dated as of December 13, 2001, by and among Data Systems & Software Inc., Kardan Communications Ltd. and Adv. Yossi Avraham, as Trustee for Meir Givon.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DATA SYSTEMS & SOFTWARE INC.



Date: December 28, 2001                    BY:    s/Sheldon Krause
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                                                  Sheldon Krause
                                                  Secretary